UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2013

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 6, 2013, the board of directors of SFX Entertainment, Inc. (the “Company”) increased the size of the board to ten directors and elected Mr. Pasquale Manocchia to the board to fill the newly created vacancy as an independent director. In connection with his election to the board, Mr. Manocchia was appointed to serve as a member of the Medical Procedure and Safety Committee of the board. There are no understandings or arrangements between Mr. Manocchia or any other person and the Company or any of its subsidiaries pursuant to which Mr. Manocchia was selected to serve as a director of the Company. There are no family relationships between Mr. Manocchia and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Manocchia or any of his immediate family members and the Company or any of its subsidiaries.

Mr. Manocchia is the chief executive officer of LAPALESTRA Center for Preventative Medicine, a private health center, and L.P.M.G. LLC, a design and management company.  Mr. Manocchia has over twenty years of experience in the health and fitness industry.  He is a director of La Palestra Kids Foundation, a non-profit foundation designed to address early intervention into childhood health, and of White Oak Conservation Center, Inc., a non-profit organization dedicated to the conservation of endangered species.  He also sits on the advisory board of the Association to Benefit Children, a children’s advocacy group, and is a Committee Member at the Peter Jay Sharp Foundation.  He has served as an adjunct professor at Long Island University in 2005 and in 2006 and authored two books:  “Anatomy of Exercise,” an anatomical training guide published in 2008, and “Anatomy of Strength Training — The Five Essential Exercises” in 2010.

Upon his election to the board, Mr. Manocchia received an option grant to purchase 175,000 shares of the Company’s common stock at $9.03 per share.  These options vest as follows: 43,750 options at the time of grant and in three equal installments of 43,750 options on the next three anniversaries of the initial grant date, subject to continued service on the board of directors on such dates.  In addition, he will receive quarterly payments of $18,750 for board service under the Company’s director compensation policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERATINMENT, INC.

Date: November 11, 2013	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director